Exhibit 99.1

    MICROS REPORTS FISCAL 2005 SECOND QUARTER RESULTS: RECORD SECOND QUARTER REVENUE, NET INCOME AND EPS; REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS

    COLUMBIA, Md., Jan. 27 /PRNewswire-FirstCall/ -- MICROS Systems, Inc. (Nasdaq: MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2005 second quarter ended December 31, 2004. Revenue for the quarter was $141.9 million, an increase of $24.7 million, or 21.0%, over the same period last year. Net income for the quarter was $11.8 million, an increase of $3.2 million, or 37.1%, over the year ago second quarter. The quarterly revenue, net income, and earnings per share were Company records for the second fiscal quarter. Earnings per share, on a diluted basis, were $0.59 per share, an increase of $0.14 per share, or 31.1%, over the year ago earnings of $0.45 per share. Revenue, net income and earnings per share results exceeded consensus expectations.

    The quarterly results do not include any impact from MICROS's acquisition of JTECH Communications, which was concluded on January 5, 2005.

    For the six-month period ended December 31, 2004, MICROS's revenue was $271.9 million, an increase of $48.2 million, or 21.6%, over the same period last year. Net income for the six-month period was $21.4 million, an increase of $8.1 million, or 60.8%, over the year ago period. Earnings per share, on a diluted basis, were $1.09, an increase of $0.39 per share, or 55.7%, over the year ago earnings of $0.70 per share.

    On January 5, 2005, MICROS announced a two-for-one stock split effective February 1, 2005. For the fiscal 2005 second quarter ended December 31, 2004, earnings per diluted share, proforma adjusted for the announced two-for-one stock split, were $0.30, an increase of $0.08 per share, or 36.4%, over the year ago earnings of $0.22 per share. For the six-month period ended December 31, 2004, earnings per diluted share, proforma adjusted for the announced two-for-one stock split, were $0.55, an increase of $0.20 per share, or 57.1%, over the year ago earnings of $0.35 per share.

    Tom Giannopoulos, MICROS's Chairman and CEO, stated: "The excellent quarterly and year-to-date results reflect the continuing acceptance of our products and services worldwide."

    MICROS's guidance for its fiscal 2005 third quarter ending March 31, 2005, has been increased to revenue between $135.0 million and $140.0 million and net income between $10.0 million and $11.0 million. MICROS's guidance for the fiscal 2005 year ending June 30, 2005, has been increased to revenue between $555.0 million and $563.0 million and net income between $45.0 million and $48.0 million.

    MICROS's stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward- looking statements that involve risks and uncertainties. Some of those uncertainties are: product demand and market acceptance; adverse economic factors; impact of competitive products and pricing on margins; product development delays and technological difficulties; and aggressively controlling expenses. Other risks are indicated in the MICROS Form 10-K and other filings with the Securities and Exchange Commission. MICROS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                              MICROS SYSTEMS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              (Unaudited - in thousands, except per share amounts)

                                      Second Quarter Ended          Six-Months Ended
                                           December 31,                December 31,
                                   -------------------------   -------------------------
                                       2004          2003          2004          2003
                                   -----------   -----------   -----------   -----------
Revenue:
 Hardware                          $    42,631   $    34,300   $    81,933   $    68,246
 Software                               23,544        19,975        46,421        36,764
 Service                                75,755        62,979       143,538       118,661
Total revenue                          141,930       117,254       271,892       223,671

Cost of sales:
 Hardware                               29,381        24,717        55,592        48,457
 Software                                6,092         4,507        11,261         8,840
 Service                                35,366        26,958        68,814        53,167
Total cost of sales                     70,839        56,182       135,667       110,464

Gross margin                            71,091        61,072       136,225       113,207

Selling, general and
 administrative

 expenses                               44,790        38,129        85,858        73,691
Research and
 development expenses                    6,951         7,160        13,662        13,334
Depreciation and

 amortization                            2,544         2,430         4,946         4,747
Total operating
 expenses                               54,285        47,719       104,466        91,772

Income from operations                  16,806        13,353        31,759        21,435

Non-operating income,
 net                                       905         1,301         1,335         1,456

Income before taxes,
 minority interests,
 and equity in net
 earnings of affiliates 17,711          14,654        33,094        22,891

Income tax provision                     5,714         5,935        11,252         9,271

Income before minority
 interests and equity
 in net earnings of
 affiliates                             11,997         8,719        21,842        13,620

Minority interests and
 equity in net earnings
 of affiliates                            (244)         (148)         (428)         (302)

Net income                         $    11,753   $     8,571   $    21,414   $    13,318

Net income per common share:

  Basic                            $      0.63   $      0.47   $      1.16   $      0.74
  Diluted                          $      0.59   $      0.45   $      1.09   $      0.70

Weighted-average number
 of shares outstanding:

  Basic                                 18,609        18,177        18,471        18,107
  Diluted                               19,815        19,159        19,593        19,058

                              MICROS SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEET
              (Unaudited - in thousands, except per share amounts)

                                                       December 31,     June 30,
                                                           2004           2004
                                                       ------------   ------------
ASSETS
Current assets:

  Cash and cash equivalents                            $    106,681   $     91,451
  Accounts receivable, net                                  108,692        101,367
  Inventories, net                                           41,965         36,095
  Deferred income taxes                                      10,463          9,396
  Prepaid expenses and other current assets                  32,861         16,242
    Total current assets                                    300,662        254,551

Property, plant and equipment, net                           20,326         19,550
Deferred income taxes, non-current                           24,887         24,288
Goodwill, net                                                71,228         70,715
Intangible assets, net                                        5,166          5,476
Purchased and internally developed software costs,
 net                                                         42,151         41,112
Other investments                                               410            415
Other assets                                                  2,078          2,785
Total assets                                           $    466,908   $    418,892

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank lines of credit                                 $      2,729   $      2,481
  Current portion of capital lease obligations                  184            139
  Accounts payable                                           26,481         29,681
  Accrued expenses and other current liabilities             55,442         58,693
  Income taxes payable                                        4,826          1,541
  Deferred income taxes                                       1,202            512
  Deferred service revenue                                   44,484         43,019
    Total current liabilities                               135,348        136,066

Capital lease obligations, net of current portion               142            166
Deferred income taxes, non-current                           15,537         15,544
Other non-current liabilities                                 1,493          1,401
Commitments and contingencies

Minority interests                                            2,865          2,742

Shareholders' equity:
  Common stock                                                  471            457
  Capital in excess of par                                   87,079         71,525
  Retained earnings                                         207,074        185,660
  Accumulated other comprehensive income                     16,899          5,331
    Total shareholders' equity                              311,523        262,973

Total liabilities and shareholders' equity             $    466,908   $    418,892

SOURCE  MICROS Systems, Inc.
    -0-                             01/27/2005
    /CONTACT: Peter J. Rogers, Jr., Vice President, Investor Relations of MICROS Systems, Inc., +1-443-285-8059, or progers@micros.com/
    /Web site:  http://www.micros.com/